Exhibit 10.21
GUARANTY
     THIS GUARANTY (with all of its modifications, supplements, restatements, extensions, and renewals in effect from time to time, this “Guaranty”) dated as of September 13, 2007 (“Effective Date”) is made by GENERAL FINANCE CORPORATION, a Delaware corporation (“GFN”), GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation (“GFN US”), GFN AUSTRALASIA HOLDINGS PTY LTD, an Australian corporation (“GFN Holdings”), and such other entities which from time to time become parties hereto (individually a “Guarantor” and collectively, “Guarantors”), in favor of BISON CAPITAL AUSTRALIA, L.P., a Delaware limited partnership (“Bison”).
RECITALS
     GFN AUSTRALASIA FINANCE PTY LTD, an Australian corporation (the “Company”), GFN, GFN Holdings, GFN US and Bison intend to enter into a Securities Purchase Agreement dated as of even date herewith (with all of its modifications, supplements, restatements, extensions, and renewals in effect from time to time, the “Purchase Agreement”). The Purchase Agreement, among other things, sets forth the terms and conditions for the purchase by Bison of the Note (as defined in the Purchase Agreement) and the Bison Warrant (as defined in the Purchase Agreement). Execution, delivery and performance of this Guaranty is one of the conditions to Bison’s obligation to consummate the transactions contemplated under the Purchase Agreement.
AGREEMENT
     Accordingly, to induce Bison to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, and for other valuable consideration, receipt of which is acknowledged, Guarantors covenant and agree as follows:
     1. All capitalized terms used in this Guaranty without separate definition shall have the meanings given to them in the Purchase Agreement.
     2. Guarantors jointly and severally, unconditionally and absolutely guarantee to Bison, and to Bison’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to Bison of the Company or any successor in interest, including, without limitation, any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally, “Obligor”), however this indebtedness has been or may be incurred or evidenced, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether or not known to any Guarantor at the time of this Guaranty or at the time any future indebtedness is incurred (the “Indebtedness”). The Indebtedness guaranteed includes, without limitation: (a) any and all direct indebtedness of Obligor to Bison, whether arising under the Purchase Agreement or otherwise, including indebtedness evidenced by the Note and any and all other promissory notes; (b) any and all obligations or liabilities of Obligor to Bison arising under any guaranty where Obligor has guaranteed the payment of indebtedness owing to Bison from a third party; (c) any and all obligations or liabilities of Obligor to Bison arising out of any other agreement by Obligor including, without limitation, any agreement to indemnify Bison for environmental liability or to clean up hazardous waste; (d) any and all indebtedness, obligations or liabilities for which Obligor would otherwise be liable to Bison were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including, without limitation, liability for interest and attorneys’ fees on, or in connection with, any part of the Indebtedness from and after the filing by or against Obligor of a bankruptcy petition whether an involuntary or voluntary bankruptcy case, including, without limitation, all reasonable attorneys’ fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Obligor, any Guarantor, Bison or third parties in any way relating to Bison’s rights with respect to any Obligor, any Guarantor, or any third party and/or affecting any collateral securing any obligation owed to Bison by Obligor, any Guarantor, or any third party, probate proceedings, on appeal or otherwise; (e) any and all amendments, modifications, renewals and/or extensions of any of the above, including, without limitation, amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (f) all costs of collecting Indebtedness, including, without limitation, reasonable attorneys’ fees and costs. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.
     3. Guarantors waive notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agree that Bison may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment on any or all Indebtedness, or permit Obligor to incur additional Indebtedness, all without notice to any Guarantor and without affecting in any manner the unconditional obligation of any Guarantor under this Guaranty. Guarantors further waive any and all other notices to which any Guarantor might otherwise be entitled. Guarantors acknowledge and agree that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Bison of any remedy Bison may have against Obligor or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to Obligor, shall impair, affect or be a defense or setoff to the obligations of any Guarantor under this Guaranty.
     4. Guarantors deliver this Guaranty based solely on their independent investigation of the financial condition of Obligor and no Guarantor is relying on any information furnished by Bison. Guarantors assume full responsibility for obtaining any further information concerning Obligor’s financial condition, the status of the Indebtedness or any other matter which Guarantor may deem necessary or appropriate from time to time. Guarantors waive any duty on the part of Bison, and agree that no Guarantor is relying upon nor expecting Bison to disclose to any Guarantor any fact now or later known by Bison, whether relating to the operations or condition of Obligor, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon any Guarantor’s risk under this Guaranty or any Guarantor’s rights against Obligor. Guarantors knowingly accept the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that Obligor may incur Indebtedness to Bison after the financial condition of Obligor, or its ability to pay its debts as they mature, has deteriorated.
     5. Guarantors represent and warrant that: (a) Bison has made no representation to Guarantors as to the creditworthiness of Obligor; and (b) Guarantors have established adequate means of obtaining from Obligor on a continuing basis financial and other information pertaining to Obligor’s financial condition. Guarantors agree to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of Guarantors under this Guaranty.
     6. Each Guarantor grants to Bison (but not any assignee of Bison other than an Affiliate of Bison) a security interest in, and the right of setoff as to, any and all property of such Guarantor now or later in the possession of Bison or assignee that is an Affiliate of Bison). Each Guarantor subordinates any claim of any nature that such Guarantor now or later has against Obligor to and in favor of all Indebtedness and agrees not to accept payment or satisfaction of any claim that such Guarantor now or later may have against Obligor without the prior written consent of Bison. Should any payment, distribution, security, or proceeds be received by any Guarantor upon or with respect to any claim that such Guarantor now or may later have against Obligor, such Guarantor shall immediately deliver the same to Bison in the form received (except for endorsement or assignment by such Guarantor where required by Bison) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by such Guarantor as the property of Bison. For the avoidance of doubt, Guarantors shall not be required to deliver to Bison any payment, distribution, security or proceeds received by Guarantors in respect of any claim that Guarantors may have against Obligor to the extent receipt (and payment) of the same is expressly permitted under the Purchase Agreement or the Related Agreements. Each Guarantor further assigns to Bison as collateral for the obligations of Guarantors under this Guaranty all claims of any nature that such Guarantor now or later has against Obligor (other than any claim under a deed of trust or mortgage covering real property) with full right on the part of Bison, in its own name or in the name of such Guarantor, to collect and enforce these claims, until the Indebtedness is irrevocably paid in full.
     7. Guarantors agree that no security now or later held by Bison for the payment of any Indebtedness, whether from Obligor, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of Guarantors under this Guaranty, and Bison, in its sole discretion, without notice to any Guarantor, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of Guarantors under this Guaranty. Guarantors acknowledge and agree that Bison has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Guarantors are not relying upon any asset(s) in which Bison has or may have a lien or security interest for payment of the Indebtedness.

     8. Guarantors acknowledge that the effectiveness of this Guaranty is not conditioned on all or any part of the Indebtedness being guaranteed by anyone else.
     9. Until the Indebtedness is irrevocably paid in full, Guarantors waive any and all rights to be subrogated to the position of Bison or to have the benefit of any lien, security interest or other guaranty now or later held by Bison for the Indebtedness or to enforce any remedy which Bison now or later has against Obligor or any other person. Until the Indebtedness is irrevocably paid in full, Guarantors shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to Obligor, each other Guarantor or any other person. Guarantors agree to indemnify and hold harmless Bison from and against any and all claims, actions, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Bison in connection with any Guarantor’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. Bison has no duty to enforce or protect any rights which any Guarantor may have against Obligor or any other person and each Guarantor assumes full responsibility for enforcing and protecting these rights.
     10. Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any Guarantor is or becomes an “insider” or “affiliate” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to Obligor, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against Obligor (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law unless and until the Indebtedness is irrevocably paid in full. It is the intention of the parties that such Guarantor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of Obligor (or any other guarantor) by reason of the existence of this Guaranty in the event that Obligor becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce Bison to enter into certain written contracts with Obligor included in the Indebtedness. Guarantors warrant and agree that none of Bison’s rights, remedies or interests shall be directly or indirectly impaired because of any Guarantor’s status as an “insider” or “affiliate” of Obligor, and each Guarantor shall take any action, and shall execute any document, which Bison may request in order to effectuate this warranty to Bison.
     11. If any Indebtedness is guaranteed by two or more Guarantors, the obligation of each Guarantor shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of Bison against each severally, any two or more jointly, or some severally and some jointly. Bison, in its sole discretion, may release any one or more of Guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased Guarantor; and after that, without notice to any other Guarantor, Bison may extend or renew any or all Indebtedness and may permit Obligor to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. This action by Bison shall not, however, be deemed to affect any right to contribution which may exist among the Guarantors.

     12. In the event that, notwithstanding the waivers given herein, any Guarantor may lawfully terminate its obligation under this Guaranty as to future Indebtedness (except as provided below), such Guarantor may do so by (and only by) delivering written notice of termination to an officer of Bison and receiving from an officer of Bison written acknowledgement of delivery; provided, the termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgement of delivery. Any such termination shall not affect in any way the unconditional obligations of any other Guarantor, whether or not the termination is known to such remaining persons. Likewise, any such termination shall not affect in any way the unconditional obligations of the terminating Guarantor as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of Bison or any Obligor loan with Bison existing at the effective date of termination (whether advances or readvances by Bison are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. Bison has no duty to give notice of termination by any Guarantor to any remaining Guarantor. Guarantors shall indemnify Bison against all claims, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Bison in connection with any suit, claim or action against Bison arising out of any modification or termination of any Obligor loan or any refusal by Bison to extend additional credit in connection with the termination of this Guaranty.
     13. Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by Bison in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against Guarantors as if the returned, disgorged or rescinded payment or credit had not been received or given by Bison, and whether or not Bison relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against Bison relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to Bison by Obligor, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by Bison of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of Bison), in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against Guarantors to the extent of all liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by Bison as the direct or indirect result of any environmental condition or hazardous or toxic substances. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, Guarantors agree upon demand by Bison to execute and deliver to Bison those documents which Bison reasonably determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantors to do so shall not affect in any way the reinstatement or continuation. If any Guarantor does not execute and deliver to Bison upon demand such documents, Bison and each Bison officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney-in-fact of such Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of such Guarantor. For purposes of this Guaranty, “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.
     14. Guarantors waive any right to require Bison to: (a) proceed against any person, including, without limitation, Obligor; (b) proceed against or exhaust any security held from Obligor or any other person; (c) pursue any other remedy in Bison’s power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by Bison as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.
     15. Guarantors authorize Bison, either before or after termination of this Guaranty as contemplated by Section 12, without notice to or demand on any Guarantor and without affecting any Guarantor’s liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale of it, including, without limitation, a nonjudicial sale permitted by or, if applicable, pursuant to the terms of the controlling security agreement, mortgage or deed of trust, as Bison in its discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by Bison from Obligor to any indebtedness of Obligor to Bison, in such order as Bison shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and Guarantors waive any provision of law regarding application of payments which specifies otherwise. Bison may without notice assign this Guaranty in whole or in part. Upon Bison’s request, each Guarantor agrees to provide to Bison copies of each Guarantor’s financial statements as and when Obligor is required to provide copies of its financial statements under the terms of the Purchase Agreement.
     16. Guarantors waive any defense based upon or arising by reason of: (a) any disability or other defense of Obligor or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of Obligor; (d) the application by Obligor of the proceeds of any Indebtedness for purposes other than the purposes represented by Obligor to Bison or intended or understood by Bison or any Guarantor; (e) any act or omission by Bison which directly or indirectly results in or aids the discharge of Obligor or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including, without limitation, any modification made after effective termination, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of any Indebtedness, or other change in the terms of the Indebtedness, including, without limitation, increase or decrease of the interest rate.
     17. Guarantors waive any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bison to commence a lawsuit against Obligor or Guarantors to collect any Indebtedness owing by Obligor or Guarantors to Bison; (ii) may entitle Obligor or Guarantors to a judicial or nonjudicial determination of any deficiency owed by such Obligor or Guarantors to Bison, or to otherwise limit Bison’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bison’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Bison to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bison to collect the Indebtedness. This waiver means, among other things: (i) Bison may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by the Obligor; and (ii) if Bison forecloses on any real property collateral pledged by the Obligor: (A) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Bison may collect from the Guarantors even if Bison, by foreclosing on the real property collateral, has destroyed any right the Guarantors may have to collect from the Obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because any of the Indebteness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     Each Guarantor understands that, absent this waiver, Bison’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bison from obtaining a deficiency judgment against Obligor and such Guarantor pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which such Guarantor has against Obligor. Each Guarantor further understands that, absent this waiver, California law, including, without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford Guarantors one or more affirmative defenses to any action maintained by Bison against Guarantors on this Guaranty.
     18. Guarantors waive all rights and defenses arising out of an election of remedies by Bison even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the undersigned’s rights of subrogation and reimbursement against Obligor by the operation of Section 580d of the Code of Civil Procedure or otherwise.
     19. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS, DEFENSES TO PAYMENT OR PERFORMANCE, OR ANY RIGHT TO PARTIAL OR COMPLETE EXONERATION ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855 INCLUSIVE, AND ALL SUCCESSOR SECTIONS.

     20. Guarantors acknowledge and agree that this is a knowing and informed waiver of Guarantors’ rights as discussed above and that Bison is relying on this waiver in extending credit to Obligor.
     21. Subject to the limitations and requirements set forth in the Purchase Agreement, Guarantors acknowledge that Bison has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including, without limitation, this Guaranty. In connection with that right, Bison may disclose any documents and information which Bison now or later acquires relating to any Guarantor and this Guaranty, whether furnished by Obligor, any Guarantor or otherwise. Guarantors further agree that Bison may disclose these documents and information to Obligor. Guarantors agree that Bison may provide information relating to this Guaranty or to such Guarantors to Bison’s parent, affiliates, subsidiaries and service providers. All disclosures permitted under this Section shall be made subject to arrangements or agreements to hold such documents and information in confidence except for any disclosure required by law or regulation.
     22. The total obligation under this Guaranty shall be unlimited, and this obligation shall include any and all costs and expenses of any kind, including, without limitation, reasonable attorneys’ fees and costs, incurred by Bison at any time(s) for any reason in enforcing any of the duties and obligations of any Guarantor under this Guaranty or otherwise incurred by Bison in any way connected with this Guaranty, the Indebtedness or any other guaranty of the Indebtedness (including, without limitation, reasonable attorneys’ fees and other expenses incurred in any suit involving the conduct of Bison, Obligor or any Guarantor). All of these costs and expenses shall be payable immediately by Guarantors when incurred by Bison, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Any reference (a) to this Guaranty being secured by certain collateral shall not be deemed to limit the total obligation of any Guarantor under this Guaranty or (b) to this Guaranty being limited in any respect shall not be deemed to limit the total obligation of any Guarantor under any prior or subsequent guaranty given by any Guarantor to Bison.
     23. Guarantors unconditionally and irrevocably waive each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Guarantor under this Guaranty, and acknowledge that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from any Guarantor now or later securing this Guaranty and/or the Indebtedness, and acknowledge that as of the date of this Guaranty no such defense or setoff exists. Guarantors acknowledge that the effectiveness of this Guaranty is subject to no conditions of any kind.

     24. This Guaranty shall remain effective with respect to successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.
     25. Guarantors warrant and agree that each of the waivers set forth above are made with each Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy by a court of competent jurisdiction by final and nonappealable judgment, these waivers shall be effective only to the extent permitted by law.
     26. This Guaranty, together with the Purchase Agreement and the other Related Agreements, contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements, representation and warranties, written or oral, with respect thereto.
     27. No waiver, consent, modification or change of the terms of this Guaranty shall bind any Guarantor or Bison unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of Bison and its successors and assigns. This Guaranty shall be binding on each Guarantor and such Guarantor’s successors and assigns including, without limitation, any debtor in possession or trustee in bankruptcy for any Guarantor. Guarantors have knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing Bison to extend credit or make other financial accommodations to Obligor, and Guarantors acknowledge that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.
     28. This Guaranty may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     29. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).
     30. Jurisdiction, Etc.
          (a) Each of the parties hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Guaranty shall be tried and litigated in state or federal courts located in Los Angeles, California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Guaranty. Notwithstanding the foregoing, nothing contained in this Section shall preclude Bison from bringing any action, suit or other proceeding in the courts of any other location to enforce its rights hereunder.

          (b) Each of the parties hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such person may have based upon lack of personal jurisdiction or improper venue, and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each of the parties hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such person’s actual receipt thereof or five (5) days after deposit in the United States mail, proper postage prepaid.
          (c) To the extent permitted under the applicable laws of any such jurisdiction, the Guarantors hereby waive, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such person’s present or future domicile, or otherwise, may be available to it.
[Signature Page Follows]

     IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the day and year first written above.

General Finance Corporation, a Delaware corporation
By:	/s/ John O. Johnson
John O. Johnson, Chief Operating Officer

GFN U.S. Australasia Holdings, Inc., a Delaware corporation
By:	/s/ John O. Johnson
John O. Johnson, Chief Operating Officer

GFN Australasia Holdings Pty Ltd, an Australian corporation
By:	/s/ John O. Johnson
John O. Johnson, Director

By:	/s/ Robert Barnes
Robert Barnes, Director

Signature Page
to Guaranty